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                                   EX-99.B10.
               Consent of Ernst & Young LLP, Independent Auditors





















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               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 6, 1998 with respect to the consolidated financial statements of First Variable Life Insurance Company and January 30, 1998 with respect to the financial statements of First Variable Life Insurance Company--First Variable Annuity Fund E, Post Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 33-35749) and related Prospectus of First Variable Life Insurance Company.



                                                        s/Ernst & Young LLP
                                                        Ernst & Young LLP


Boston, Massachusetts
April 27, 1998





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